Exhibit 99.1

Biostar Pharmaceuticals, Inc. Reports First Quarter 2011 Results;
Revenues Increase 24% to $15.3 Million with Adjusted EPS of $0.11

XIANYANG, China, May 16, 2011 -- Biostar Pharmaceuticals, Inc. (Nasdaq: BSPM) ("Biostar" or "the Company"), Xianyang-based manufacturer of a leading PRC over-the-counter Hepatitis B medicine, Xin Aoxing Oleanolic Acid Capsules ("Xin Aoxing Capsules"), and a variety of pharmaceutical products, today announced financial results for the first quarter ended March 31, 2011.

•	Q1 2011 revenue increased 24% to $15.3 million
•	Q1 2011 Xin Aoxing sales increased 20% to $11.1 million
•	Q1 2011 gross profit increased 12% to $10.7 million
•	Q1 2011 cash flow from operations increased 140% to $1.4 million
•	Company's rural distribution network surpasses 10,000 locations; Company focused on driving incremental sales growth and market penetration through these locations in 2011

SUMMARY FINANCIALS

First Quarter 2011 Results (unaudited)
	2011	2010	CHANGE
Net Sales	$15.3 million	$12.4 million	+24%
Gross Profit	$10.7 million	$9.5 million	+12%
GAAP Net Income Adjusted Non-GAAP Net Income*	$2.7 million $2.9 million	$2.3 million $2.4 million	+20% +20%
GAAP EPS (Diluted) Adjusted Non-GAAP EPS (Diluted)*	$0.10 $0.11	$0.08 $0.09	+20% +20%
*Excluding non-cash stock-based compensation charge of $0.2 million for Q1 2011 and $0.2 for Q1 2010.  For more information about the non-GAAP financial measures contained in this press release, please see "About Non-GAAP Financial Measures" below.

First Quarter 2011 Financial Results

Revenue for the first quarter of 2011 increased 24% to approximately $15.3 million, compared to $12.4 million for the first quarter of 2010. Sales of Xin Aoxing Capsules, Biostar's flagship product, increased by 20% from the first quarter of 2010 to $11.1 million, with a gross margin of 85.3%. Xin Aoxing represented approximately 72% of total first quarter 2011 revenues. Sales of Gan Wang Compound Paracetamol Capsules ("Gan Wang"), used to fight colds, grew by 14% to $0.8 million. Sales of other products including Tianqi Dysmenorrhea Capsule, Danshen Granule, Taohuasan Pediatrics Medicine, Tangning Capsule, Yizi Capsule, Shengjing Capsule and Aoxing ointment, totaled $3.4 million in the first quarter.  The Company continued its expansion into rural communities in China with products now being sold at over 10,000 locations. $1.5 million in revenues were generated through this sales channel during the first quarter, up 88% from the year ago period.

"In our first quarter of 2011, we continue to build on our previous year’s success with revenue growth across our portfolio of drug and health products in response to our broad marketing efforts in existing and new sales regions,” said Ronghua Wang, Chairman and Chief Executive Officer of Biostar. “Revenue from our rural expansion increased significantly year over year, and we expect to have 13,000 rural retail locations by the end of 2011. We believe the rural market offers a substantial growth opportunity, supported by the government, increased disposable income and improved education on personal health.  We will continue to focus resources on this sales channel throughout 2011.”

Cost of goods sold for the three months ended March 31, 2011 was approximately $4.6 million, as compared to $2.8 million for the three months ended March 31, 2010. Gross profit for the first quarter of 2011 increased 12% to $10.7 million from $9.5 million in the year ago period, while gross margin decrease 710 basis points to 69.9%, primarily due to a temporary increase in the costs of raw materials for certain medications, especially Taohuasan Pediatrics Medicines, Danshen Granule, and Tianqi Dysmenorrhea Capsule. In addition, several health products introduced in the middle of 2010 carried lower gross margins than those typical of drug products historically. The management expects gross margins to normalize during the second quarter.

Operating expenses for the three months ended March 31, 2011 were approximately $7.0 million, an increase of 9% compared to $6.4 million in the same period of 2010 due to increases in business volume and advertising expenditures.

Operating income for the first quarter of 2011 totaled approximately $3.7 million, a 19% increase from $3.1 million reported for the first quarter of 2010. Operating margins were 24.4% and 25.3% for the first quarter of 2011 and 2010, respectively. Excluding non-cash equity compensation charge of $0.2 million, adjusted operating income for the first quarter of 2011 was $3.9 million with operation margins of 25.5%. (Please see "About Non-GAAP Financial Measures" below.)

Net income was approximately $2.7 million for the first quarter of 2011, a 20% increase from the first quarter of 2010. Diluted earnings per share were $0.10 and 0.08 for the first quarter of 2011 and 2010, based upon 27.4 million and 27.3 million diluted common stocks outstanding, respectively. Adjusted Non-GAAP net income for the first quarter was $2.9 million, or $0.11 per diluted common share. (Please see "About Non-GAAP Financial Measures" below.)

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $15.3 million on March 31, 2011, compared to $13.2 million on December 31, 2010. Accounts receivable balance was approximately $28.2 million on March 31, 2011, versus approximately $28.5 million on December 31, 2010. Days sales outstanding (DSO) for the first three months of 2011 increased to 145 days, compared to 128 days for the same period in 2010, and is in-line with management's target range of 130 to 150 days. The Company had a current ratio of 7.0 to 1 and stockholders' equity of $63.8 million, with total assets of $70.3 million versus total liabilities of $6.5 million on March 31, 2011. Working capital on March 31, 2011 was $39.0 million, compared to $35.8 million in the year ago period. For the three months ended March 31, 2011, the Company generated $1.4 million in cash from operations.

Business Developments

Biostar continued to expand its reach into the rural market, which has less competition and pharmaceutical consumption per capita is almost 10% of urban areas. As of March 31, 2011, Biostar has opened 10,000 rural sales outlets in 22 provinces. The Company plans to include all 10 of its products at all rural locations, in addition to select pharmaceuticals from other producers, in order to drive incremental revenues through existing locations, while improving profitability.

Aoxing continued to grow by contributing $11.1 million of sales, a 20% increase from 2010. The Company plans to add 130 new staff to the sales team during 2011 which would bring the total number to 400 and will continue to make meaningful investments in its marketing strategy, by incorporating television, print and radio across multiple provinces. Aoxing is currently sold in 22 provinces and the management team plans to expand into four additional provinces, including Hainan, Hunan, Guangxi, and Zhejiang during 2011.

Biostar launched 5 new products during 2010, including health products such as Tangning Capsule, Yizi Capsule, Shengjing Capsule and Aoxing Ointment. Total revenue from new products was approximately $0.7 million during the first quarter of 2011. In early April 2011, the Company’s Zushima Analgesic spray, a pain reliever product intended for use by military personnel passed the examination of Chinese military drug administration. Currently the Company is preparing for the additional required documents and expects to receive the final approval and license to produce in Zushima Analesic spray in late 2011.

“We are optimistic about 2011 and the ability to sell through all of our products through a robust distribution channel and rural sales network. We are confident in meeting our target for the year of 20-25% growth in revenues year-over-year.

Conference Call

The Company will host a conference call to discuss the first quarter 2011 financial results on Monday, May 16, 2011 at 10:30 a.m. ET. Interested participants should call +1-877-941-4775 within the United States, or US +1-480-629-9761 if calling internationally. The conference ID is 4440651. It is advisable to dial in approximately 5-10 minutes prior to 10:30 a.m. ET.

A playback will be available through May 23, 2011. To listen, please call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally. Utilize the pass code 4440651 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed at ViaVid's website at http://www.viavid.net or at the following link: http://viavid.net/dce.aspx?sid=0000866C.

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly-owned subsidiary and controlled affiliate in China, develops, manufactures and markets pharmaceutical and health supplement products for a variety of diseases and conditions. The Company's most popular product is its Xin Ao Xing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, Biostar currently manufactures two broad-based OTC products, two prescription-based pharmaceuticals, one medical device and five health supplements. For more information please visit: http://www.biostarpharmaceuticals.com

Safe Harbor relating to the Forward-Looking Statements

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The company uses words and phrases such as "guidance," "forecasted," "projects," "is expected," "remain confident," "will" and similar expressions to identify forward-looking statements in this press release, including forward-looking statements. Undue reliance should not be placed on forward-looking information. Forward-looking information is based on current expectations, estimates and projections that involve a number of risks, which could cause actual results to vary and in some instances to differ materially from those anticipated by Biostar and described in the forward-looking information contained in this news release. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our most recent Annual Report on Form 10-K for the year ended December 31 ,2010, and other subsequent filings. These filings are available at www.sec.gov. We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

About Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements, which statements are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: non-GAAP adjusted net income and non-GAAP adjusted EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's performance and liquidity by excluding certain expenses and expenditures that may not be indicative of "recurring core business operating results", meaning operating performance excluding non-cash stock-based compensation charge. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to competitors' operating results. The Company believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of the business.

Financial Tables Follow

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

	Three Months ended March 31,
	2011	2010
GAAP Net Income	$2,723,513	$2,263,315
GAAP EPS (fully diluted)	$0.10	$0.08

Exclusion
Stock-based Compensation Charge	$178,018	$154,490

Non-GAAP Net Income	$2,901,531	$2,417,805
Non-GAAP EPS (fully diluted)	$0.11	$0.09

Shares used in computing fully diluted EPS	27,397,211	27,341,138

For further information, contact:

Zack Pan, CFO

Phone: 405-996-8829
Email: zpan@aoxing-group.com

Ted Haberfield
HC International, Inc.
Tel: US +1-760-755-2716
Email: thaberfield@hcinternational.net
Web: http://www.hcinternational.net

-- FINANCIAL TABLES –

BIOSTAR PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$15,297,373	$13,211,443
Accounts receivable	28,228,317	28,535,712
Inventories	750,184	351,682
Prepaid expenses and other receivables	1,216,471	1,251,397
Total Current Assets	45,492,345	43,350,234

Deposits	7,786,129	7,713,482
Property and equipment, net	6,013,803	5,958,636
Intangible assets, net	10,987,241	11,064,591

Total Assets	$70,279,518	$68,086,943

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts and other payables	$3,896,933	$3,991,071
VAT payable	851,051	1,509,173
Income tax payable	1,052,908	2,086,702
Short term bank loan	458,008	-
Due to a shareholder	199,957	-
Total Current Liabilities	6,458,857	7,586,946

Commitment and Contingencies

Stockholders' Equity
Common stock, $0.001 par value, 100,000,000 shares authorized,
27,387,436 shares issued and outstandingat March 31, 2011 and December 31, 2010	27,387	27,387
Additional paid-in capital	20,884,685	20,706,667
Statutory reserve	4,666,381	4,666,381
Retained earnings	35,848,053	33,124,540
Accumulated other comprehensive income	2,394,155	1,975,022
Total Stockholders' Equity	63,820,661	60,499,997

Total Liabilities and Stockholders' Equity	$70,279,518	$68,086,943

BIOSTAR PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	March 31,
	2011	2010

Sales, net	$15,288,927	$12,363,175

Cost of sales	4,603,713	2,840,426

Gross profit	10,685,214	9,522,749

Operating expenses:
Selling expenses	6,057,025	5,609,561
General and administrative expenses	900,026	780,212

Total operating expenses	6,957,051	6,389,773

Income from operations	3,728,163	3,132,976

Other income (expense)
Interest income	44,815	3,686
Other income	94	-
Other expenses	-	(6,131)
Foreign exchange loss	-	(5,641)
Total other income (expense)	44,909	(8,086)

Income before income taxes	3,773,072	3,124,890

Provision for income taxes	1,049,559	861,575

Net income	$2,723,513	$2,263,315

Net income per common share
Basic	$0.10	$0.09
Diluted	$0.10	$0.08

Weighted average common shares outstanding
Basic	27,387,436	25,129,674
Diluted	27,397,211	27,341,138

The Components of Other Comprehensive Income
Net income	$2,723,513	$2,263,315
Foreign currency translation adjustment	419,133	(3,054)
Comprehensive Income	$3,142,646	$2,260,261

BIOSTAR PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,723,513	$2,263,315
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	107,085	138,403
Stock-based compensation and other non-cash expenses	178,018	154,490
Changes in operating assets and liabilities:
Accounts receivable	576,149	(1,030,791)
Inventories	(395,190)	(224,825)
Prepaid expenses and other receivables	46,712	13,420
Accounts payable and accrued expenses	(131,727)	248,346
Value-added tax payable	(672,336)	(421,316)
Income tax payable	(1,053,447)	(561,431)
Exchange difference	9,662	-
Net cash provided by operating activities	1,388,439	579,611

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(84,902)	(281,542)
Acquisition of proprietary technologies	-	(265,153)
Net cash used in investing activities	(84,902)	(546,695)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term bank loan	458,008	-
Due to a sharholder	199,975	-
Proceeds from issuance of common stock	-	37,537
Net cash provided by financing activities	657,965	37,537

Effect of exchange rate changes on cash and cash equivalents	124,428	(5,739)

Net increase in cash and cash equivalents	2,085,930	64,714

Cash and cash equivalents, beginning balance	13,211,443	8,577,704

Cash and cash equivalents, ending balance	$15,297,373	$8,642,418

SUPPLEMENTAL DISCLOSURES:
Income tax payments	$2,099,563	$1,423,006

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of preferred stock to common stock	$-	$1,593
Cashless exercise of warrants	$-	$815
Prior year deposit for acquisition of property and equipment	$-	$438,851
Payable for acquisition of property and equipment and intangible assets	$-	$197,483